Contact:          Thomas J. Linneman                       For immediate release
                  513-661-0457



             Cheviot Financial Corp. Reports Second-Quarter Earnings


CINCINNATI, Ohio - July 21, 2006 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the second fiscal quarter of 2006 of $406,000, or $0.04 cents per share compared with net earnings of $424,000, or $0.04 cents per share for the second fiscal quarter of 2005. For the six months ended June 30, 2006 net earnings was $867,000, or $0.09 cents per share compared with net earnings of $1.1 million, or $0.11 cents per share for the six months ended June 30, 2005

The quarter-over-quarter decrease in net earnings reflects a $77,000 decrease in net interest income after provision for loan losses and a $10,000 decrease in other income, which were partially offset by a $67,000 decrease in general, administrative and other expenses and a decrease of $2,000 in the provision for federal income taxes.

For the first six months of 2006, the Company's decline in earnings was generally driven by a decrease of $202,000 in net interest income after provision for loan losses, as well as an increase of $137,000 in general, administrative and other expenses, which were partially offset by an approximate $31,000 increase in other income and a decrease of $112,000 in the provision for federal income taxes.

At June 30, 2006, Cheviot Financial Corp. had consolidated total assets of $302.2 million, total liabilities of $229.1 million, including deposits of $197.3 million, and shareholders' equity of $73.1 million, or 24.2% of total assets.

Cheviot Savings Bank was established in 1911 and currently has five full-service offices in Hamilton County, Ohio, as well as one loan production office in West Chester, Ohio.

                                      # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                         June 30,                         December 31,
                     ASSETS                                                2006                               2005

Cash and cash equivalents                                              $ 11,575                            $ 9,103
Investment securities                                                    45,440                             48,638
Loans receivable                                                        232,716                            222,711
Other assets                                                             12,431                             11,339
                                                                    ------------                      ------------
      Total assets                                                    $ 302,162                          $ 291,791
                                                                    ============                      ============

      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 197,285                          $ 181,238
Advances from the FHLB                                                   30,055                             33,209
Other liabilities                                                         1,759                              2,534
                                                                    ------------                      ------------
      Total liabilities                                                 229,099                            216,981

Shareholders' equity                                                     73,063                             74,810
                                                                    ------------                      ------------
      Total liabilities and shareholders' equity                      $ 302,162                          $ 291,791
                                                                    ============                      ============



                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                        (In thousands, except share data)
                                   (Unaudited)

                                                         Three months ended                  Six months ended
                                                              June 30,                           June 30,
                                                       2006              2005              2006             2005

Total interest income                                  $ 4,024          $ 3,494           $ 7,867          $ 6,923
Total interest expense                                   1,821            1,182             3,428            2,250
                                                       -------          -------           -------          -------
      Net interest income                                2,203            2,312             4,439            4,673

Provision for losses on loans                               -                32                 -               32
                                                       -------          -------           -------          -------

      Net interest income after provision
        for losses on                                   l2,203            2,280             4,439            4,641

Other income                                               103              113               223              192
General, administrative and other expense                1,702            1,769             3,382            3,245
                                                       -------          -------           -------          -------

      Earnings before federal income taxes                 604              624             1,280            1,588

Federal income taxes                                       198              200               413              525
                                                       -------          -------           -------          -------

      NET EARNINGS                                       $ 406            $ 424             $ 867          $ 1,063
                                                       =======          =======           =======          =======
Earnings per share - basic and diluted                  $ 0.04           $ 0.04            $ 0.09           $ 0.11
                                                       =======          =======           =======          =======